                       POST-CLOSING RESOLUTION AGREEMENT

     This Post-Closing Resolution Agreement (this "Agreement") is entered into as of April 26, 2002 among Kellstrom Industries, Inc., a Delaware corporation (debtor-in-possession) ("Kellstrom"), TIMCO Aviation Services, Inc., a Delaware corporation, formerly known as Aviation Sales Company ("AVS"), and Aviation Sales Distribution Services Company, a Delaware corporation (the "Company").

                                   RECITALS

     The parties are parties to an Asset Purchase Agreement dated September 20, 2000 (as amended, the "Asset Purchase Agreement"). Out of the Asset Purchase Agreement have arisen a number of issues, claims, rights and obligations by and among the parties hereto. In an effort to avoid the costs and expenses associated with protracted litigation or arbitration over such matters, the parties hereto intend that this Agreement shall constitute an overall settlement of such issues, claims, rights and obligations on the terms and subject to the conditions contained in this Agreement. Initial capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Asset Purchase Agreement.

                              TERMS OF AGREEMENT

     In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1  Defined Terms.  As used herein, the following terms shall have the
          -------------
following meanings:

          "Actual Related Unpaid Assumed Payables" means those Related Unpaid Assumed Payables that remain unpaid as of December 31, 2001, as set forth on Exhibit "A", which, in the aggregate, equal $3,642.
                   -----------

          "Actual Settled RMA Amount" means the sum of the credits issued, or agreed by Kellstrom to be issued, in respect of Settled RMAs as of December 31, 2001 to the extent set forth on Exhibit "B", which, in
                                                       -----------
          the aggregate, equals $892,691.54.

          "Actual Unpaid Receivables" means the Purchased Receivables that remain unpaid or unsatisfied as of December 31, 2001, as set forth on Exhibit "C", as adjusted on the Resolution Closing Date for changes
          -----------
          through such date.

          "Actual Unpaid Receivables Amount" means the sum of Actual Unpaid Receivables, which, in the aggregate, equals $5,238,141.86, which amount shall be adjusted on the Resolution Closing Date for changes through such date.

          "Amendment to Non-Competition Agreement" means that certain First Amendment to Non-Competition Agreement, in the form attached as Exhibit "D" hereto.
          -----------

          "AVS DTs" means certain of those amounts due and owing by Kellstrom to AVS and its Affiliates (other than in connection with the Asset Purchase Agreement, the Inventory Purchase Agreement or the agreements and transactions contemplated thereby) as of December 31, 2001, as set forth on Exhibit "E" hereto, that the parties have agreed will be
                   -----------
          resolved pursuant to this Agreement, which, in the aggregate, equal $1,069,742.

          "AVS Release" means that certain Mutual Release in the form attached as Exhibit "E-1" hereto, between AVS and the Company, on the one hand,
             -------------
          and Bank of America, N.A., in various capacities, including, without limitation, as agent under the Pre-Petition Credit Facility (as defined on Schedule 11.4), as KAV Agent, as KAV Lender, and the other
                     -------------
          entities identified therein, on the other hand.

          "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the bankruptcy proceeding (the "Bankruptcy Proceeding") commenced by Kellstrom and certain of its subsidiaries under Title 11 of the United States Code (Case No. 02-10536).

          "Bill of Sale, Assignment and Assumption" means a bill of sale, assignment and assumption agreement executed by Kellstrom, AVS and the Company, pursuant to which Kellstrom shall assign, and the Company shall assume, the Actual Related Unpaid Assumed Payables, and Kellstrom shall transfer the Actual Unpaid Receivables to the Company.

          "Equipment" shall have the meaning given to it in the Equipment Lease.

          "Equipment Bill of Sale" means a bill of sale executed by the Company in form reasonably satisfactory to Kellstrom pursuant to which the Company shall convey title to the Equipment to Kellstrom, wherein the Company shall represent and warrant to Kellstrom that the Company has good and marketable title to the Equipment free and clear of any liens, with full power to sell the Equipment; provided, however, that the representations (except as to title) contained in such bill of sale shall not survive beyond the survival of the representations of the Company with respect to conveyed assets contained in the Asset Purchase Agreement.

          "Equipment Lease" means that certain Equipment Lease Agreement dated December 1, 2000 among AVS, the Company and Kellstrom, as supplemented by the Equipment Option Letter.

          "Equipment Option Letter" means that certain letter agreement dated December 1, 2000, among the parties with respect to the Equipment Lease.

          "KAV" means KAV Inventory, LLC, a Delaware limited liability company.

          "KAV Agent" has the meaning given to such term in the definition of the term "KAV Loan Agreement."

          "KAV Lenders" has the meaning given to such term in the definition of the term "KAV Loan Agreement."

          "KAV Loan Agreement" means that certain Loan and Security Agreement dated as of December 1, 2000, as amended, among KAV, various financial institutions as lenders (the "KAV Lenders") and Bank of America, N.A., as agent for the KAV Lenders (in such capacity, the "KAV Agent").

          "KAV Release" means that certain Mutual Release in the form attached as Exhibit "E-2" hereto, between KAV, on the one hand, and the KAV
             -------------
          Lenders, the KAV Agent and the other parties thereto, on the other hand.

          "Kellstrom DTs" means certain of those amounts due and owing by AVS and its Affiliates to Kellstrom and its Affiliates (other than in connection with the Asset Purchase Agreement or the agreements and transactions contemplated thereby), as of December 31, 2001, as set forth on Exhibit "F" hereto, that the parties have agreed will be
                   -----------
          resolved pursuant to this Agreement, which, in the aggregate, equal $1,769,609.

          "LC Lender Documents" means the Option Agreement, in the form attached as Exhibit "G" hereto, the Memorandum of Option Agreement, in the form
             -----------
          attached as Exhibit "H" hereto, the Memorandum of Termination of
                      -----------
          Purchase and Sale Agreement, in the form attached as Exhibit "I"
                                                               -----------
          hereto, a Proceeds Sharing Agreement by and among Bank of America, N.A., as agent under the Pre-Petition Facility (as defined in Schedule
                                                                        --------
          11.4 hereto), the LC Lenders, Kellstrom and certain of its
          ----
          subsidiaries, in the form attached as Exhibit "J" hereto, and a Mutual
                                                -----------
          Release, in the form attached as Exhibit "J-1" hereto (the "LC Lender
                                           -------------
          Release").

          "LC Lenders" means James Ventures, L.P., Robert Belfer, LJH, Ltd. and Don A. Sanders.

          "Miramar Documents" means the First Amendment to Lease, in the form attached as Exhibit "K" hereto (the "Miramar Amendment"), the Amended
                      -----------
          and Restated Memorandum of Lease, in the form attached as Exhibit "L"
                                                                    -----------
          hereto, the Amended and Restated Subordination, Non-Disturbance and Attornment Agreement, in the form attached as Exhibit "M" hereto, and
                                                        -----------
          the Consent to Lease Amendment, in the form attached as Exhibit "N"
                                                                  -----------
          hereto.

          "Miramar Facility" means the facility located at 3701 Flamingo Road, Miramar, FL 33027.

          "Miramar Lease" means that certain Lease dated as of December 1, 2000 by and between AVS and Kellstrom.

          "Open RMA" means an RMA issued to a customer for which Kellstrom has not issued a credit or agreed to issue a credit as of the Closing.

          "Parts Purchase Discount" means a 15% discount on purchases of parts by AVS and its affiliates from Kellstrom in the ordinary course of business (subject to customary sales credit limitations generally applied by Kellstrom to its customers), up to an aggregate discount of $200,000.

          "Related Unpaid Assumed Payables" means those Assumed Payables that were acquired by Kellstrom pursuant to the Asset Purchase Agreement that are due to an account that has an Actual Unpaid Receivable.

          "Resolution Closing Date" has the meaning given to such term in
          Section 9.1 hereof.
          -----------

          "Resolution Transaction Documents" means:

             .  the Bill of Sale, Assignment and Assumption;
             .  the Equipment Bill of Sale;
             .  the RMA Acknowledgment (hereinafter defined);
             .  the Kellstrom DT Acknowledgment (hereinafter defined);
             .  the AVS DT Acknowledgment (hereinafter defined);
             .  the Amendment to Non-Competition Agreement;
             .  the LC Lender Documents;
             .  the Miramar Documents;
             .  the KAV Release;
             .  the AVS Release;
             .  the Actual Cash Purchase Price Certificate (as defined in
                Section 3.1); and
                -----------
             . any other document required to be executed in connection herewith.

          "RMA" means a Return Materials Authorization issued by Kellstrom or AVS (as to AVS, prior to December 1, 2000) to a customer in connection with equipment subject to a Purchased Receivable.

          "Settled RMA" means an RMA pursuant to which Kellstrom has issued, or agreed to issue, a credit to the customer as set forth on Exhibit "B"
                                                                    -----------
          hereto.

          "Terms of KAV Consignment" means the terms set forth on Exhibit "O"
                                                                  -----------
          hereto.

                                  ARTICLE II

                            EXERCISE OF PUT OPTIONS

     2.1  Exercise of Equipment Put Option.  Notwithstanding any notice or
          --------------------------------
timing requirements set forth in the Equipment Option Letter, the parties agree and consent to the exercise by the Company, effective as of the Resolution Closing Date, of that certain option set forth in the Equipment Option Letter thereby requiring Kellstrom to purchase the Equipment pursuant to the terms of the Equipment Option Letter, as supplemented and/or modified by this Agreement.

     2.2  Exercise of Purchased Receivables Put Option.  The parties acknowledge
          --------------------------------------------
that on or about December 27, 2001, Kellstrom exercised its option pursuant to
Section 6.18 of the Asset Purchase Agreement to require the Company to purchase
------------
the Actual Unpaid Receivables

(to the extent unpaid through December 1, 2001). The purchase of the Actual Unpaid Receivables shall be consummated on the Resolution Closing Date pursuant to the terms of the Asset Purchase Agreement, as supplemented and/or modified by this Agreement. From the date hereof until the earlier to occur of (a) the Resolution Closing Date or (b) the termination of this Agreement, Kellstrom shall forbear from exercising its rights under the Asset Purchase Agreement to collect the sum of the Actual Unpaid Receivables from the Company or AVS.

                                  ARTICLE III

                         RESOLUTION OF PURCHASE PRICE
                        UNDER ASSET PURCHASE AGREEMENT
                       AND INVENTORY PURCHASE AGREEMENT

     3.1  Resolution of Purchase Price Under Asset Purchase Agreement.  The
          ------------------------------------------------------------
parties hereto acknowledge and agree that the Company and Kellstrom have determined the Actual Cash Purchase Price on or prior to the date hereof, as set forth in an Actual Cash Purchase Price Certificate (the "Actual Cash Purchase Price Certificate"), a copy of which is attached hereto as Attachment I and
                                                           ------------
which shall be executed at Closing, and as a result, the sum of $680,823 is owing to Kellstrom by the Company (the "Actual Cash Purchase Price Adjustment"). Effective as of the Resolution Closing Date, Kellstrom, on the one hand, and AVS and the Company, on the other, release one another from any and all claims, causes of action, liabilities, obligations and damages, whether now, or later known, which they ever had, or now have, or may have in the future arising out of Section 2.6 of the Asset Purchase Agreement, provided, however, that such
   -----------
release shall not affect or release any of the obligations of the parties set forth in this Agreement or any other obligations of the parties set forth in the Asset Purchase Agreement including, without limitation, with respect to Indemnifiable Damages (as defined in the Asset Purchase Agreement) unrelated to
Section 2.6 thereof.
-----------

     3.2  Resolution of Purchase Price Under Inventory Purchase Agreement.  The
          ----------------------------------------------------------------
parties hereto acknowledge and agree that the Company and the Managers of KAV appointed by Kellstrom, on behalf of KAV, have determined the Actual Purchase Price (as such term is defined in the Inventory Purchase Agreement) on or prior to the date hereof and that such Actual Purchase Price is equal to the Estimated Purchase Price (as such term is defined in the Inventory Purchase Agreement).
In this regard, the parties acknowledge that no adjustments to the purchase price are required under the Inventory Purchase Agreement pursuant to Section
                                                                      -------
2.5 thereof and, subject to Section 13.12 and Section 14.11 hereof, the parties
---                         -------------     -------------
hereby waive the requirement for the execution and delivery of an Actual Purchase Price Certificate. KAV executes and joins in this Agreement for the sole purpose of acknowledging and demonstrating its acceptance of and agreement with this Section 3.2, Section 12.11 and Section 12.12, subject to Section 13.12
          ------------ -------------     -------------             -------------
and Section 14.11 hereof.  Effective as of the Resolution Closing Date, the
    -----------
Company, on the one hand, and KAV, on the other, release one another from any and all claims, causes of action, liabilities, obligations and damages, whether now, or later known, which they ever had, or now have, or may have in the future arising out of Section 2.5 of the Inventory Purchase Agreement, provided that
               -----------
such release shall not affect or release any of the obligations of the parties set forth in this Agreement or any other obligations of the parties set forth in the

Inventory Purchase Agreement including, without limitation, with respect to Indemnifiable Damages (as defined in the Inventory Purchase Agreement) unrelated to Section 2.5 thereof.
   -----------

                                  ARTICLE IV

                                  PURCHASE OF
                     EQUIPMENT SUBJECT TO EQUIPMENT LEASE
                   AND PURCHASE OF ACTUAL UNPAID RECEIVABLES

     4.1  Purchase of Equipment.  Pursuant to the exercise by the Company of the
          ---------------------
option set forth in the Equipment Option Letter as set forth in Section 2.1
                                                                -----------
above, at the Closing (as defined in Section 9.1) the Company shall sell, convey, transfer, assign and deliver to Kellstrom, and Kellstrom shall purchase, the Equipment, free and clear of any Liens. The parties acknowledge and agree that the purchase price for the Equipment shall be $7,738,567 (the "Equipment Purchase Price").

     4.2  Purchase of Actual Unpaid Receivables; Parts Purchase Discount.
          --------------------------------------------------------------
Pursuant to the exercise by Kellstrom of the option contained in Section 6.18 of
                                                                 ------------
the Asset Purchase Agreement as set forth in Section 2.2 above, at the Closing,
                                             -----------
Kellstrom shall sell, convey, transfer, assign and deliver to the Company, and the Company shall purchase, the Actual Unpaid Receivables, free and clear of any Liens. The parties acknowledge and agree that the purchase price for the Actual Unpaid Receivables is $6,127,191.40, constituting the Actual Unpaid Receivables Amount (as of December 31, 2001), less the Actual Related Unpaid Assumed Payables, plus the Actual Settled RMA Amount (the "Unpaid Receivables Purchase Price"). Notwithstanding the terms of Section 6.18(c) of the Asset Purchase
                                       ---------------
Agreement, the parties acknowledge and agree that such amount shall not be subject to the credit toward the purchase of services from AVS and its Affiliates equal to the Receivables Credit Amount. Additionally, from and after the Closing, Kellstrom agrees to provide AVS with the Parts Purchase Discount.

     4.3  Assumed Payables.  The Company and AVS agree jointly and severally to
          ----------------
assume and pay, discharge and perform all of the obligations, duties and liabilities of Kellstrom with respect to the Actual Related Unpaid Assumed Payables after Closing and hereby indemnify Kellstrom from and against any obligation thereunder.

     4.4  Release; Audit Rights.  From and after the Resolution Closing Date,
          ---------------------
(a) the parties hereby release each other from their respective obligations pursuant to Section 6.18 of the Asset Purchase Agreement, and (b) AVS and the
            ------------
Company hereby release Kellstrom from any obligations it may have under the Asset Purchase Agreement with respect to Actual Related Unpaid Assumed Payables. Kellstrom acknowledges and agrees that the Company shall have the right, until the Resolution Closing Date (during normal business hours, upon reasonable prior notice and without unreasonably disrupting Kellstrom's operations), in which to conduct and complete a review (at the Company's sole cost and expense) of the Purchased Receivables (including the Actual Unpaid Receivables), and the Actual Related Unpaid Assumed Payables to confirm (a) the application of proceeds received by Kellstrom with respect to the Purchased Receivables and (b) the validity and existence of the Actual Unpaid Receivables and the Actual Related Unpaid Assumed Payables. Kellstrom shall cooperate fully in connection with any such review and shall promptly respond to all requests for, and promptly provide, any and all information and/or documentation in its possession, custody or control that are relevant to any of the foregoing, provided that the same does not unreasonably disrupt Kellstrom's operations.

                                   ARTICLE V

                           AVS DTs AND KELLSTROM DTs

     5.1  Settlement of AVS DTs.  Kellstrom acknowledges and agrees that the AVS
          ---------------------
DTs are due and owing to AVS as of the date hereof. At the Closing, AVS shall acknowledge in writing that the AVS DTs have been satisfied (the "AVS DT Acknowledgement").

     5.2  Settlement of Kellstrom DTs.  The Company and AVS acknowledge and
          ---------------------------
agree that the Kellstrom DTs are due and owing to Kellstrom as of the date hereof. At the Closing, Kellstrom shall acknowledge in writing that the Kellstrom DTs have been satisfied (the "Kellstrom DT Acknowledgement").

                                  ARTICLE VI

                                 MIRAMAR RENT

     6.1  Payment of Miramar Rent.  The parties agree that (notwithstanding the
          -----------------------
terms of the Miramar Lease) from February 18, 2002, until the earlier to occur of: (a) the Closing; or (b) the termination of this Agreement pursuant to
Section 15.1 hereof (the "Interim Rental Period"), Kellstrom shall pay a monthly
------------
amount (the "Interim Rental Amount") equal to the lesser of (i) $384,037.50, or
(ii) 81.4% of the Debt Service (as defined below), in either case, plus applicable sales taxes, to AVS for the lease of the Miramar Facility, and, if Kellstrom pays each such Interim Rental Amount when due under the Miramar Lease, AVS shall be estopped during the Interim Rental Period from claiming any defaults or taking any action against Kellstrom under the Miramar Lease as a result of any claims that any other or additional rent may become due during the Interim Rental Period. For purposes of this Section, the term "Debt Service" shall mean the accrued interest payments required to be paid by AVS under the terms of the loan financing secured by the Miramar Facility in effect on February 18, 2002. In the event that the loan financing secured by the Miramar Facility shall be refinanced, the term "Debt Service" shall mean the regularly scheduled monthly installment of principal and interest on such loan; provided, however, that, notwithstanding the actual terms of such loan, in no event shall any such installment exceed the amount of a monthly installment of principal and interest that would be payable pursuant to a 25 year fully amortized loan in the principal amount of the new loan secured solely by the Miramar Facility (which new principal amount shall be deemed not to exceed the outstanding principal amount of the loan financing secured by the Miramar Facility on February 18,
2002) upon commercially reasonable terms. The Interim Rental Amount shall be prorated for any period of the Interim Rental Period that is less than a full calendar month based on the actual number of days during such month falling within the Interim Rental Period.

     6.2  Additional Miramar Rent.  At the Closing, Kellstrom shall pay to AVS
          -----------------------
an amount (the "Additional Interim Rent") that is equal to the sum of 100% of the actual Debt

Service paid by AVS for each month of the Interim Rental Period minus the Interim Rental Amount actually paid by Kellstrom for each such month of the Interim Rental Period. The prorated amount of the actual Debt Service paid by AVS shall be used to determine the portion of the Additional Interim Rent due for any period less than a full month during the Interim Rental Period. In addition, should the actual Debt Service paid by AVS during any month of the Interim Rental Period exceed the amount of $384,037.50, then the amount of $384,037.50 shall be the amount used in lieu of the actual Debt Service paid by AVS in determining the portion of the Additional Interim Rent due for such monthly period. In addition to the above, at the Closing, Kellstrom shall pay to AVS an amount equal to $68,498 representing the additional rent amounts claimed by AVS to be due under the Miramar Lease and not previously paid by Kellstrom for the period from December 31, 2001 through February 28, 2002 (the "Miramar Supplemental Rent").

     6.3  Reservation of Rights.  Subject to the provisions of Section 15.2
          ---------------------                                ------------
hereof, in the event that this Agreement is terminated, the provisions of Sections 6.1 and 6.2 hereof shall not constitute any waivers of any of the
------------     ---
parties' rights relating to any amounts that may be claimed to be due and payable under the Miramar Lease.

                                  ARTICLE VII

                                 SETTLEMENT OF
                                  ALL AMOUNTS

     7.1  Settlement.  The parties hereby agree that at the Closing, in
          ----------
settlement of all of the disputes with respect to the amounts set forth in this Agreement, including (i) the Equipment Purchase Price, (ii) the Unpaid Receivables Purchase Price, (iii) the AVS DTs, (iv) the Kellstrom DTs, (v) the Miramar Supplemental Rent, and (vi) the Actual Cash Purchase Price Adjustment, all such obligations shall be reconciled by the payment from Kellstrom to AVS of an amount equal to $299,183.60 (subject to adjustment for changes in the Actual Unpaid Receivables Amount), plus the amount of the Additional Interim Rent in connection with the transactions contemplated by this Agreement.

                                 ARTICLE VIII

                           TERMINATION OF AGREEMENTS

     8.1  Termination of Cooperation Agreement.  The parties hereby agree and
          ------------------------------------
consent that, pursuant to Article V of that certain Cooperation Agreement dated as of December 1, 2000 (the "Cooperation Agreement") among Kellstrom, AVS and the Company, the Cooperation Agreement is hereby terminated effective as of the Resolution Closing Date.

     8.2  Termination of Sub-Sublease.  The parties hereby acknowledge and agree
          ---------------------------
that the Sub-Sublease dated as of August 1, 2001 by and between Kellstrom and AVS has been terminated effective as of December 31, 2001.

                                  ARTICLE IX

                                    CLOSING

     9.1  The Closing.  Subject to the terms and conditions of this Agreement,
          -----------
the closing of the transactions contemplated herein (the "Closing") shall take place on a date mutually selected by the parties hereto within three (3) days after the satisfaction or waiver of the conditions set forth in Articles XIII
                                                                -------------
and XIV of this Agreement at the offices of Akerman, Senterfitt & Eidson, P.A.,
    ---
Ft. Lauderdale, Florida (the "Resolution Closing Date").

     9.2  Closing Deliveries.  At the Closing, the following shall occur:
          ------------------

          (a) Kellstrom shall transfer the Actual Unpaid Receivables to the Company, together with all documentation related to such Actual Unpaid Receivables (including, without limitation, all invoices, shipping documents, proof of delivery, and customer correspondence) to the extent that the same was provided by the Company to Kellstrom and/or generated/received by Kellstrom following the Closing under the Asset Purchase Agreement;

          (b) Kellstrom shall acknowledge in writing that the Actual Unpaid Receivables made the subject of the Settled RMAs included in the Actual Settled RMA Amount have ceased to be an unpaid Purchased Receivable and that Kellstrom shall assume and remain responsible for any and all Open RMAs at Closing and any RMAs that may be issued by Kellstrom after the Closing (the "RMA Acknowledgment");

          (c) Kellstrom shall transfer the Actual Related Unpaid Assumed Payables to the Company (the "Transferred Payables");

          (d) Kellstrom shall execute and deliver the Kellstrom DT Acknowledgment, and AVS shall execute and deliver the AVS DT Acknowledgment;

          (e) Kellstrom, the Company and AVS shall execute the Resolution Transaction Documents to which each is party; and

          (f) The parties shall execute and deliver, or cause to be executed and delivered, such other documents as each is required by this Agreement to execute and deliver, or cause to be executed and delivered.

                                   ARTICLE X

                       REPRESENTATIONS AND WARRANTIES OF
                              THE COMPANY AND AVS

     As a material inducement to Kellstrom to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and AVS, jointly and severally, make the following representations and warranties to Kellstrom:

     10.1  Corporate Status.  Each of the Company and AVS is a corporation duly
           ----------------
organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company or AVS.

     10.2  Power and Authority.  Each of the Company and AVS has the corporate
           -------------------
power and authority to execute and deliver this Agreement and each of the Resolution Transaction Documents to which the Company and/or AVS is a party, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of the Company and AVS has taken all corporate action necessary to authorize the execution and delivery of this Agreement and each of the Resolution Transaction Documents to which the Company and/or AVS is a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

     10.3  Enforceability.  This Agreement has been duly executed and delivered,
           --------------
and each of the Resolution Transaction Documents to which the Company and/or AVS is a party, when executed and delivered by each of the Company and AVS, will be duly executed and delivered, and constitutes (or will constitute, as applicable) the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     10.4  No Violation/Consents.  Except as set forth on Schedule 10.4, none of
           ---------------------                          -------------
the execution or delivery of this Agreement by the Company or AVS and each of the Resolution Transaction Documents to which the Company and/or AVS is a party, the performance by the Company or AVS of their respective obligations hereunder and thereunder or the consummation by the Company or AVS of the transactions contemplated hereby or thereby will (i) contravene any provision of the Certificate of Incorporation or Bylaws (or other organizational documents), as amended to date, of the Company or AVS, (ii) violate or conflict with any Legal Requirement or any decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or AVS, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract, (iv) result in or require the creation or imposition of any Lien upon or with respect to the Equipment, or

(v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC filings required to be made by the parties.

     10.5  Litigation.  There is no action, suit, or other legal or
           ----------
administrative proceeding or governmental investigation pending or Threatened by or against the Company, AVS or any of the Equipment which relates to or questions the validity or enforceability of this Agreement and the Resolution Transaction Documents or the transactions contemplated hereby and thereby. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full by the Company or which continue to impose any material obligations on the Company or which may have a Material Adverse Effect on the Equipment.

     10.6  Good Title to Equipment.  Except as set forth on Schedule 10.6, the
           -----------------------                          -------------
Company has good and marketable title to all of the Equipment. As of the Resolution Closing Date, the Company will own the Equipment and AVS and/or the Company will own the accounts and any other rights comprising the AVS DTs, free and clear of any Liens, with full power to sell, transfer, set-off and assign the same to and with Kellstrom free and clear of any Liens.

     10.7  No Commissions.  None of AVS, the Company or any other Affiliate of
           --------------
AVS has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby, other than fees which will be paid by, and are the sole obligation of, AVS, the Company or any other Affiliate of AVS.

                                  ARTICLE XI

                  REPRESENTATIONS AND WARRANTIES OF KELLSTROM

     As a material inducement to AVS and the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Kellstrom makes the following representations and warranties to AVS and the Company:

     11.1  Corporate Status.  Kellstrom is a corporation duly organized, validly
           ----------------
existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted, subject to the provisions of the U.S. Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

     11.2  Power and Authority.  Kellstrom has the corporate power and authority
           -------------------
to execute and deliver this Agreement and each of the Resolution Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to the approval of the Bankruptcy Court ("Bankruptcy Court Approval"). Kellstrom has taken all corporate action necessary to authorize the execution and delivery of this Agreement and each of the Resolution Transaction Documents to which it is a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

     11.3  Enforceability.  This Agreement has been duly executed and delivered,
           --------------
and each of the Resolution Transaction Documents to which Kellstrom is a party, when executed and delivered by Kellstrom, will be duly executed and delivered, and upon receipt of Bankruptcy Court Approval will constitute the legal, valid and binding obligation of Kellstrom, enforceable against Kellstrom in accordance with their terms.

     11.4  No Violation/Consents.  Except as set forth on Schedule 11.4, none of
           ---------------------                          -------------
the execution or delivery of this Agreement by Kellstrom and each of the Resolution Transaction Documents to which Kellstrom is a party, the performance by Kellstrom of its obligations hereunder and thereunder or the consummation by Kellstrom of the transactions contemplated hereby or thereby will (i) contravene any provision of the Certificate of Incorporation or Bylaws (or other organizational documents), as amended to date, of Kellstrom, (ii) violate or conflict with any Legal Requirement or any decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Kellstrom, subject to any Bankruptcy Court Approval which may be necessary under the U.S. Bankruptcy Code,
(iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract, (iv) result in or require the creation or imposition of any Lien upon or with respect to the Actual Unpaid Receivables or Transferred Payables, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC filings required to be made by the parties, Bankruptcy Court Approval and any motion and related filings with respect thereto.

     11.5  Litigation.  There is no action, suit, or other legal or
           ----------
administrative proceeding or governmental investigation pending or Threatened by or against Kellstrom or the Actual Unpaid Receivables which relates to or questions the validity or enforceability of this Agreement and the Resolution Transaction Documents or the transactions contemplated hereby and thereby. Except in connection with the Bankruptcy Proceeding, there are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which Kellstrom is or was a party which have not been complied with in full by Kellstrom or which continue to impose any material obligations on Kellstrom or which may have a Material Adverse Effect on the Actual Unpaid Receivables.

     11.6  Good Title.  Except as set forth on Schedule 11.6, Kellstrom has good
           ----------                          -------------
and marketable title to all of the Actual Unpaid Receivables. Kellstrom will as of the Resolution Closing Date own the Actual Unpaid Receivables and the accounts and any other rights comprising the Kellstrom DTs free and clear of any Liens, with full power to sell, transfer, set-off and assign the same to and with the Company or AVS, as applicable, free and clear of any Liens. Kellstrom makes no representation or warranty whatsoever regarding the collectibility of the Actual Unpaid Receivables.

     11.7  No Commissions.  Kellstrom has not incurred any obligation for any
           --------------
finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby, other than fees which will be paid by, and are the sole obligation of, Kellstrom.

                                  ARTICLE XII

                             ADDITIONAL AGREEMENTS

     12.1  Further Assurances.  Each party shall execute and deliver such
           ------------------
additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the Resolution Transaction Documents and the transactions contemplated hereby and thereby.

     12.2  Compliance with Covenants.  At the Closing, the Company and AVS
           -------------------------
covenant and agree to deliver to Kellstrom the documents required to be delivered to Kellstrom pursuant to Articles IX and XIII, and Kellstrom covenants
                                   -----------     ----
and agrees to deliver to the Company and AVS the documents required to be delivered to the Company and AVS pursuant to Articles IX and XIV.
                                             ------------    ---

     12.3  Cooperation.  Each of the parties agrees to use its commercially
           -----------
reasonable best efforts to cooperate with the others in the preparation and filing of all forms, notifications, reports and information, if any, including the motion to obtain Bankruptcy Court approval of this Agreement and the Resolution Transaction Documents and any related filings, required or deemed advisable pursuant to any law, rule or regulation (including, without limitation, any rules or regulations of any securities exchange upon which the securities of Kellstrom or AVS may be listed or traded) in connection with the transactions contemplated by this Agreement and the Resolution Transaction Documents, and to use its best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

     12.4  Other Actions.  Each of the parties hereto shall (i) take all
           -------------
appropriate reasonable actions to do, or cause to be done, all things necessary, proper or advisable under any applicable laws, rules and regulations and contracts to which each is a party to consummate and make effective the transactions contemplated herein, including, without limitation, obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority, the Bankruptcy Court, and parties to Contracts to which each is a party as are necessary for it to consummate the transactions contemplated hereby, (ii) use commercially reasonable efforts to make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it to consummate and make effective the transactions contemplated hereby, (iii) defend all lawsuits or other legal proceedings brought against it which challenge this Agreement or the consummation of the transactions contemplated hereby, and (iv) take all actions necessary or advisable to lift or rescind any injunction or restraining order or other order adversely affecting its ability to consummate the transactions contemplated hereby. Notwithstanding the foregoing, the parties acknowledge that any refusal by Kellstrom's lenders to approve this Agreement and the transactions contemplated hereby as a result of the terms of the LC Lender Documents, the AVS Release or the KAV Release, shall not be deemed a violation by Kellstrom of this Section 12.4 or a waiver of the condition set forth in
                     ------------
Section 14.5.
------------

     12.5  Delivery of Property Received by Kellstrom After Closing.  From and
           --------------------------------------------------------
after the Closing, the Company shall have the right and authority to collect, for the account of the Company, all Actual Unpaid Receivables and other items which shall be transferred to the Company as provided in this Agreement, and to endorse with the name of the Company on any checks or drafts received on account of any such receivables. Kellstrom agrees that it will transfer or deliver to the Company, promptly after the receipt thereof, any cash or other property which Kellstrom has received prior to, or may receive after, the Resolution Closing Date in respect of any Actual Unpaid Receivables transferred to the Company hereunder. Kellstrom further agrees and acknowledges that from and after the Resolution Closing Date (i) it has no legal or beneficial interest of any kind or nature in any cash or other property which it may come to receive or possess related to or arising out of the Actual Unpaid Receivables, and (ii) if it comes to receive or possess any cash or other property related to or arising out of the Actual Unpaid Receivables, it receives or possesses such cash or property solely as agent and in trust for the Company, and shall, immediately remit such cash or other property, in the form received, to the Company. The Company shall have the right to take any and all actions that it may deem necessary in order to collect the Actual Unpaid Receivables transferred to it hereunder.

     12.6  Execution of Further Documents.  The parties shall from and after the
           ------------------------------
Closing execute, acknowledge and deliver all such further deeds, bills of sale, assignments, transfers, conveyances, notices to account debtors, powers of attorney and assurances as may be requested by the other to convey and transfer to the other and protect its right, title and interest in all of the assets being transferred hereunder and to carry out the transactions contemplated by this Agreement and the other Resolution Transaction Documents.

     12.7  Lien Releases and Estoppel Letters.  At or prior to Closing, the
           -----------------------------------
parties shall deliver to each other such UCC-3 termination statements, satisfactions, estoppel letters or other appropriate releases as shall be necessary to transfer the Equipment and the Actual Unpaid Receivables, and to provide for the set-off of the AVS DTs and the Kellstrom DTs, free and clear of all liens and encumbrances whatsoever.

     12.8  Performance of Obligations Under and Extension of the Termination
           -----------------------------------------------------------------
Date of Equipment Lease.  Notwithstanding section 365(d)(10) of the Bankruptcy
------------------------
Code or any other language contained herein to the contrary, Kellstrom shall timely perform any and all obligations arising from or under the Equipment Lease as they become due from and after the commencement of the Bankruptcy Proceeding until the Termination Date (as defined in the Equipment Lease). Notwithstanding the terms of the Equipment Lease or the Equipment Option Letter, the parties hereby consent and agree that the term "Termination Date" (as defined in the Equipment Lease) of the Equipment Lease is hereby amended to mean the earlier to occur of (a) the Resolution Closing Date or (b) August 31, 2002.

     12.9  Execution of Resolution Transaction Documents.  Prior to or at
           ---------------------------------------------
Closing, Kellstrom, the Company and AVS shall enter into each of the Resolution Transaction Documents to which it is a party.

     12.10 Support of KAV Consignment.  AVS hereby agrees that it shall, and
           --------------------------
shall cause the Managers (as such term is defined in that certain Operating Agreement of KAV effective as of September 20, 2000, between AVS and Kellstrom) appointed by AVS to, and the Managers shall, unequivocally and actively support to third parties on behalf of AVS and KAV a consignment agreement among KAV, KIAC, Inc., a Delaware corporation (or such other party that is the successful bidder for the assets of Kellstrom (as debtor-in-possession) as approved by the Bankruptcy Court (in either case, the "Successor Party")) and Bank of America, N.A., as agent under KAV's credit facility, on terms substantially similar to the Terms of KAV Consignment, provided, however, that the Managers appointed by AVS shall not be obligated to incur or suffer any cost, expense, obligation or liability in connection with supporting such new consignment agreement.

     12.11 Certain KAV Engine. In the event that AVS obtains title to that
           ------------------
certain Pratt & Whitney model JT8-7B aircraft engine bearing manufacturer's serial number 655220, currently owned by KAV and located in Oscoda, Michigan, in satisfaction of repair costs incurred by AVS, Kellstrom hereby waives applicability of the Non-Competition Agreement to the sale by AVS of such engine as a whole engine and any such sale shall not be included in the sublimit established by section (b) of the definition of "Permitted Activities" contained in the Amendment to Non-Competition Agreement.

     12.12 Certain Landing Gear.  As soon as AVS provides Air Alliance
           --------------------
Materials with an appropriate credit for the return of a certain landing gear cylinder (part number 015T1504-82 as sold under order number R331255 and bearing serial number 7304) returned by Air Alliance Materials, Kellstrom shall assign its rights to such landing gear cylinder to AVS and AVS may resell the landing gear free of any restriction contained in the Non-Competition Agreement and any such sale shall not be included in the sublimit established by section (b) of the definition of "Permitted Activities" contained in the Amendment to Non-Competition Agreement.

                                 ARTICLE XIII

                  CONDITIONS TO THE OBLIGATIONS OF KELLSTROM

     The obligations of Kellstrom to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Resolution Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by Kellstrom (except as otherwise set forth herein):

     13.1  Compliance with Obligations.  The Company and AVS shall have
           ---------------------------
performed and complied with all of their respective obligations required by this Agreement and in each of the Resolution Transaction Documents to which the Company and/or AVS are parties to be performed or complied with at or prior to the Resolution Closing Date. The Company and AVS shall have delivered to Kellstrom a certificate, dated as of the Resolution Closing Date, duly signed by their respective President and Chief Financial Officer, certifying that all such obligations have been performed and complied with.

     13.2  Consents.  The Company, AVS and Kellstrom shall each have received
           --------
all necessary consents to the transactions contemplated hereby from any Person from whom such consent or waiver is required or pursuant to any Legal Requirement.

     13.3  No Adverse Litigation.  There shall not be pending any action or
           ---------------------
proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby.

     13.4  Delivery of Purchased Assets.  The Company shall have duly executed
           ----------------------------
and delivered to Kellstrom the Equipment Bill of Sale and such other instruments of transfer of title as are reasonably necessary in the opinion of Kellstrom to transfer to Kellstrom good and marketable title to the Equipment, in each case, in form and substance reasonably satisfactory to Kellstrom. The Company shall deliver the Equipment to Kellstrom free and clear of any Liens.

     13.5  Delivery of Lien Releases and Estoppel Letters.  The Company and AVS
           ----------------------------------------------
shall have delivered to Kellstrom the lien releases and other documents referred to in Section 12.7 hereof.
      ------------

     13.6  Execution and Delivery of Resolution Transaction Documents.  Each of
           ----------------------------------------------------------
the parties (other than Kellstrom) to the Resolution Transaction Documents shall have executed and delivered the Resolution Transaction Documents to which it is a party.

     13.7  Consent of Kellstrom Lenders.  Kellstrom shall have received the
           ----------------------------
prior written consent of Bank of America, N.A., as agent, under the Pre-Petition Credit Facility (as defined in Schedule 11.4) and the DIP Facility (as defined
                               -------------
in Schedule 11.4).
   -------------

     13.8  Approval of the Bankruptcy Court.  The Bankruptcy Court shall have
           --------------------------------
issued a final (unless otherwise agreed) order approving this Agreement, the Resolution Transaction Documents and the transactions contemplated hereby and thereby, and an order requiring the Miramar Lease (as amended by the Miramar Amendment) to be assumed by Kellstrom and assigned to the Successor Party. As a matter of clarification, approval by the Bankruptcy Court of this Agreement, the Resolution Transaction Documents and the transactions contemplated hereby and thereby shall not be deemed to require Kellstrom to enter into the Miramar Amendment or to assume the Miramar Lease (as so amended), absent the satisfaction of the conditions identified in the first sentence of this Section
                                                                        -------
13.8, and the other conditions set forth herein.
----

     13.9  Closing of Asset Purchase Transaction.  Kellstrom (as debtor-in-
           -------------------------------------
possession) shall have consummated a transaction approved by the Bankruptcy Court for the purchase of its assets with the Successor Party that includes the assumption by Kellstrom and assignment to the Successor Party of the Miramar Lease (as amended by the Miramar Amendment) and the purchase of the Equipment.

     13.10 Execution of KAV Consignment.  KAV, the Successor Party and KAV
           ----------------------------
Agent, shall have entered into a consignment agreement on terms which are substantially similar to the Terms of KAV Consignment.

     13.11 Execution of General Releases.  The LC Lender Release, the KAV
           -----------------------------
Release and the AVS Release shall have been executed and delivered at or immediately prior to Closing by the parties thereto. This condition shall not be waivable by Kellstrom except with the prior written consent of Bank of America, N.A.

     13.12 Consent of KAV Lender.  KAV shall have received a consent from the
           ---------------------
KAV Agent regarding the Amendment to Non-Competition Agreement and the provisions of Sections 3.2, 12.11 and 12.12 hereof.
              ------------  -----     -----

                                  ARTICLE XIV

                       CONDITIONS TO THE OBLIGATIONS OF
                              THE COMPANY AND AVS

     The obligations of the Company and AVS to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Resolution Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by the Company or AVS:

     14.1  Compliance with Obligations.  Kellstrom shall have performed and
           ----------------------------
complied with all of its obligations required by this Agreement and in each of the Resolution Transaction Documents to which it is a party to be performed or complied with by it at or prior to the Resolution Closing Date. Kellstrom shall have delivered to the Company a certificate, dated as of the Resolution Closing Date, and signed by its President and Chief Financial Officer, certifying that all such obligations have been complied with and performed.

     14.2  No Adverse Litigation.  There shall not be pending any action or
           ---------------------
proceeding by or before any court or other governmental body, which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby.

     14.3  Delivery of Purchased Assets.  Kellstrom shall have duly executed and
           ----------------------------
delivered to the Company and AVS the Bill of Sale, Assignment and Assumption and such other instruments of transfer as are reasonably necessary in the opinion of the Company to transfer to the Company good and marketable title to the Actual Related Unpaid Assumed Payables and Actual Unpaid Receivables, in each case, in form and substance reasonably satisfactory to the Company.

     14.4  Delivery of Lien Releases and Estoppel Letters.  Kellstrom shall have
           ----------------------------------------------
delivered to the Company the lien releases and other documents referred to in
Section 12.7 hereof.
------------

     14.5  Execution and Delivery of Certain Resolution Transaction Documents.
           ------------------------------------------------------------------
Each of the parties (other than AVS and the Company) to the Resolution Transaction Documents shall have executed and delivered the Resolution Transaction Documents to which it is a party.

     14.6  Consents.  The Company and AVS shall have received consents to the
           --------
transactions contemplated hereby from any Person from whom such consent is required or pursuant to any other Legal Requirement.

     14.7   Consent of AVS Senior Lenders.  AVS shall have received any consent
            -----------------------------
required to be obtained from its lenders under (a) that certain Fourth Amended and Restated Credit Agreement dated May 31, 2000, as amended, between AVS and Citicorp USA, Inc., as Agent, and (b) that certain Participation Agreement dated as of December 17, 1998 (the "Participation Agreement"), as amended, by and among AVS, as construction agent, AVS, as lessee, First Security Bank, National Association, not individually, except as expressly stated therein, but solely as Owner trustee under the Aviation Sales Trust 1998-1, the various banks and other lending institutions which parties thereto from time to time, as the holders, and the various banks and other lending institutions which are parties thereto from time to time, as the lenders, and NationsBank, National Association, as Administrative Agent for the lenders, as amended.

     14.8   Extension of Financing/Lease on Miramar Facility.  The term of the
            ------------------------------------------------
Lease between Wells Fargo Bank Northwest, National Association, f/k/a First Security Bank, National Association, as Lessor, and Aviation Sales Company, as Lessee, dated as of December 17, 1998 for property including that located at 3701 Flamingo Road, Miramar, Florida 33027 and the maturity date of the Operative Agreements (as that term is defined in the Participation Agreement) shall have been extended upon terms reasonably satisfactory to AVS.

     14.9   Payment of Rent Obligations.  Kellstrom shall be current on all rent
            ---------------------------
and other obligations due and owing under the Equipment Lease and the Miramar Lease (as modified by Sections 6.1 and 6.2 hereof) through the month in which
                      ------------     ---
the Closing occurs.

     14.10  Approval of the Bankruptcy Court.  The Bankruptcy Court shall have
            --------------------------------
issued a final (unless otherwise agreed) order approving this Agreement, the Resolution Transaction Documents and the transactions contemplated hereby and thereby.

     14.11  Consent of KAV Lender.  KAV shall have received a consent from the
            ---------------------
KAV Agent regarding the Amendment to Non-Competition Agreement and the provisions of Sections 3.2, 12.11 and 12.12 hereof.
              ------------  -----     -----

                                  ARTICLE XV

                                  TERMINATION

     15.1   Termination. This Agreement may be terminated at any time prior to
            -----------
the Resolution Closing Date: (a) by mutual written consent of the parties hereto at any time prior to the Resolution Closing Date; or (b) by Kellstrom in the event of a material breach by AVS or the Company of any provision of this Agreement which material breach is not cured within five (5) days of the delivery to AVS or the Company of written notice thereof from Kellstrom pursuant to the terms of Section 16.1 hereof or which breach by its nature cannot be
                ------------
cured prior to Resolution Closing Date; or (c) by AVS or the Company in the event of a material breach by Kellstrom of any provision of this Agreement which material breach is not cured within five (5) days of the delivery to Kellstrom of written notice thereof from AVS or the Company pursuant to the terms of Section 16.1 hereof or which breach by its nature cannot be cured
             ------------
prior to the Resolution Closing Date; or (d) by Kellstrom in the event that the Bankruptcy Court shall have denied the sale motion with respect to the sale of Kellstrom's assets to the Successor Party; or (e) by any of Kellstrom, AVS or the Company immediately upon delivery of written notice to the other parties if the Closing shall not have occurred by August 31, 2002.

     15.2  Effect of Termination.  In the event of termination of this Agreement
           ---------------------
pursuant to Section 15.1, this Agreement shall forthwith become void and of no
            ------------
further force and effect and the parties shall be released from any and all obligations hereunder, except with respect to the provisions of Section 6.1,
                                                                -----------
Section 12.8, Section 12.11, Article XV and Article XVI; provided, however, that
------------- -------------  ----------     -----------  --------  -------
nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. In addition, in the event that this Agreement is terminated pursuant to Section 15.1(b), the Interim Rental Period shall be deemed to be
            ---------------
extended through August 31, 2002.

                                  ARTICLE XVI

                              GENERAL PROVISIONS

     16.1  Notices.  All notices, requests, demands, claims, and other
           -------
communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

           (a)  if to Kellstrom to:

                Kellstrom Industries, Inc.
                3701 Flamingo Road
                Miramar, FL 33027
                Attn: Zivi R. Nedivi, President
                Telecopy: (954) 538-7669

                with a copy to:

                Akerman, Senterfitt & Eidson, P.A.
                350 East Las Olas Boulevard, Suite 1600
                Fort Lauderdale, Florida 33301
                Attn:  Bruce I. March, Esq.
                Telecopy: (954) 463-2224

           (b)  if to the Company and/or AVS to:

                TIMCO Aviation Services, Inc.
                623 Radar Road
                Greensboro, North Carolina 27410
                Attn: Roy T. Rimmer, Jr., Chairman and Chief Executive Officer
                Telecopy:  (336) 664-0339

                with a copy to:

                Boyar & Miller
                4265 San Felipe, Suite 1200
                Houston, Texas 77027
                Attn: J. William Boyar, Esq.
                Telecopy: (713) 552-1758

           (c)  if to the LC Lenders to:

                J. William Boyar, Trustee
                c/o Boyar & Miller
                4265 San Felipe, Suite 1200
                Houston, Texas 77027
                Attn: J. William Boyar, Esq.
                Telecopy:  (713) 552-1758

Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or certified or registered mail.

     16.2  Entire Agreement.  This Agreement and the Resolution Transaction
           ----------------
Documents (including the exhibits and schedules attached hereto and thereto) and the other documents delivered pursuant hereto and thereto and in connection herewith and therewith contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter including, without limitation, that certain Post-Closing Resolution Agreement dated as of February 18, 2002 among the parties. The exhibits and schedules constitute a part of the document to which they are attached as though set forth in full thereon.

     16.3  Expenses.  AVS shall pay the fees and expenses incurred by it and the
           --------
Company, including accounting and counsel fees, in connection with this Agreement and the Resolution Transaction Documents and the transactions contemplated hereby and thereby, and Kellstrom shall pay its own fees and expenses, including accounting and counsel fees, incurred in connection with this Agreement and the Resolution Transaction Documents and the transactions contemplated hereby and thereby.

     16.4  Amendment; Waiver.  This Agreement may not be modified, amended,
           -----------------
supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. Except as otherwise provided herein, the rights and remedies of the parties under this Agreement and the Resolution Transaction Documents are in addition to all other rights and remedies, at law or equity, which they may have against each other.

     16.5  Binding Effect; Assignment.  The rights and obligations of this
           --------------------------
Agreement shall bind and inure to the benefit of the parties and their respective heirs, executors, personal representatives, trustees, guardians, attorneys-in-fact, successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, no party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the non-assigning or non-delegating parties; provided,
                                                                --------
however, that notwithstanding anything to the contrary contained in this
-------
Agreement, (1) Kellstrom may assign any or all of its rights and privileges under this Agreement to its lenders from time to time, without the consent of the Company or AVS, provided that any such assignees shall take such assignment subject to all of the terms, conditions and limitations set forth in the Agreement, and (2) Kellstrom may assign its rights and delegate its obligations under this Agreement to any direct or indirect wholly-owned subsidiary of Kellstrom, and upon such assignment, such subsidiary shall have full rights and obligations under this Agreement as if it were a party hereto. Such subsidiary shall be a third-party beneficiary with respect to all rights and remedies provided hereunder or otherwise provided at law or in equity. In the case of any assignment by Kellstrom, Kellstrom shall remain fully responsible and liable for all of its obligations hereunder.

     16.6  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument.

     16.7  Interpretation.  Any reference made in this Agreement to an article,
           --------------
section, paragraph, clause, schedule or exhibit shall be deemed to be to the referenced article, section, paragraph, clause, schedule or exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement and on the exhibits and schedules hereto are for reference purposes only and shall in no way affect in any way the meaning or interpretation of this Agreement or the exhibits or schedules hereto. Time shall be of the essence in this Agreement.

     16.8  No Severability.  Each phrase, sentence, clause, section, subsection
           ---------------
or provision of this Agreement is dependent on the other and if any such phrase, sentence, clause, subsection, or provision as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, then this entire Agreement, and any and all documents executed or delivered contemporaneously with the Closing, shall be deemed null and void, and invalid and unenforceable.

     16.9   Governing Law; Jurisdiction.  This Agreement shall be construed in
            ---------------------------
accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. Except as otherwise provided in an order entered by the Bankruptcy Court approving this Agreement or any order confirming a Chapter 11 Plan in the Bankruptcy Proceeding, any suit, action or proceeding against Kellstrom, the Company or AVS arising out of, or with respect to, this Agreement shall be brought in the courts of Broward County, Florida or in the U.S. District Court for the Southern District of Florida and each party hereby irrevocably (a) accepts and consents to the exclusive personal jurisdiction of such courts for the purpose of any suit, action or proceeding, (b) waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in such courts, (c) waives any claim that any suit, action or proceedings brought in such courts has been brought in an inconvenient forum, and (d) agrees that service of process, summons, notice or document by U.S. registered mail in accordance with this Agreement shall be effective service of process for any action, suit or proceeding brought against a party in any such court.

     16.10  Arm's Length Negotiations. Each party hereto expressly agrees that
            -------------------------
(a) before executing this Agreement, it has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) it has relied solely and completely upon its own judgment in executing this Agreement; (c) it has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) it has acted voluntarily and of its own free will in executing this Agreement; (e) it is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

     16.11  Bankruptcy Court Approval.  NOTWITHSTANDING ANYTHING TO THE CONTRARY
            -------------------------
CONTAINED HEREIN, THIS AGREEMENT SHALL NOT BE EFFECTIVE AGAINST KELLSTROM UNTIL THE BANKRUPTCY COURT SHALL HAVE ISSUED AN ORDER APPROVING THIS AGREEMENT, THE RESOLUTION TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              KELLSTROM INDUSTRIES, INC., a Delaware corporation

                              By: /s/  Zivi R. Nedivi
                                 -----------------------------
                                 Zivi R. Nedivi
                                 President and Chief Executive Officer


                              TIMCO AVIATION SERVICES, INC., a Delaware corporation

                              By: /s/ Roy T. Rimmer, Jr.
                                 -------------------------------
                                 Roy T. Rimmer, Jr.
                                 Chairman and Chief Executive Officer


                              AVIATION SALES DISTRIBUTION SERVICES COMPANY, a Delaware corporation

                              By: /s/ Roy T. Rimmer, Jr.
                                 --------------------------------
                                 Roy T. Rimmer, Jr.
                                 Chairman and Chief Executive Officer

FOR PURPOSES OF ACKNOWLEDGING
AND AGREEING TO THE PROVISIONS
OF SECTIONS 3.2, 12.11 AND 12.12 ONLY:
   ------------  -----     -----

KAV INVENTORY, LLC, a Delaware limited
liability company

By: /s/ Zivi R. Nedivi
   --------------------------
     zivi R. Nedivi, Manager

By: /s/ Oscar Torres, Manager
   ---------------------------
     Oscar Torres, Manager

By: /s/ Roy T. Rimmer, Jr.
   ----------------------------
     Roy T. Rimmer, Jr., Manager

By: /s/ Gil West
    ----------------------------
     Gil West, Manager

                               LC Lender Joinder
                               -----------------

     Reference is made to the Post-Closing Resolution Agreement of even date herewith among Kellstrom Industries, Inc., TIMCO Aviation Services, Inc. and Aviation Sales Distribution Services Company (the "Agreement"). The undersigned, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, agree that at Closing they shall execute and deliver the LC Lender Release and the Intercreditor Agreement and shall cause J. William Boyar, as trustee on behalf of the undersigned, to execute and deliver the Option Agreement, the Memorandum of Option Agreement, and the Memorandum of Termination of Purchase and Sale Agreement included in the LC Lender Documents, together with any other document necessary or appropriate to effectuate the transactions contemplated by the Agreement or such agreements. The undersigned represent and warrant that J. William Boyar has the power and authority to execute and deliver the applicable LC Lender Documents on our behalf as Trustee, together with any other document necessary or appropriate to effectuate the transactions contemplated by the Agreement or such agreements, and such documents, when executed by him, shall be duly executed and delivered and shall constitute the legal, valid and binding obligation of each of the undersigned, as fully and effectively as if executed by each of us. Initial capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this LC Lender Joinder this ____ day of April, 2002.

                                  LC Lenders:

                                  JAMES VENTURES, L.P.
                                  By: Danro Corporation, Managing General
                                      Partner

                                  By: /s/ Robert Alpert
                                     -----------------------
                                     Robert Alpert, President

                                     /s/ Robert Belfer
                                  -----------------------------
                                  ROBERT BELFER

Acknowledged:                     LJH, LTD.
/s/ J. William Boyar              By: DLH Management, L.L.C., a Texas
------------------------          limited liability company, its general
J. William Boyar, Trustee             partner

                                  By: /s/ Lacy J. Harber
                                     ---------------------------
                                     Lacy J. Harber, President

                                   /s/ Don A. Sanders
                                  ----------------------------
                                  DON A. SANDERS

                        LIST OF EXHIBITS AND SCHEDULES


Exhibit A        Actual Related Unpaid Assumed Payables
Exhibit B        Actual Settled RMA Amount
Exhibit C        Actual Unpaid Receivables
Exhibit D        Amendment to Non-Competition Agreement
Exhibit E        AVS DTs
Exhibit E-1      Form of AVS Release
Exhibit E-2      Form of KAV Release
Exhibit F        Kellstrom DTs
Exhibit G        Form of Option Agreement
Exhibit H        Form of Memorandum of Option Agreement
Exhibit I        Form of Termination of Memorandum of Purchase and Sale
                 Agreement
Exhibit J        Form of Payment Sharing Agreement
Exhibit J-1      Form of Lender Release
Exhibit K        Form of First Amendment to Lease
Exhibit L        Form of Amended and Restated Memorandum of Lease
Exhibit M        Form of Amended and Restated Subordination, Non-Disturbance
                 and Attornment Agreement
Exhibit N        Consent to Lease Amendment
Exhibit O        Terms of KAV Consignment

Schedule 10.4    AVS/Company Violations/Consents
Schedule 10.6    Liens on Equipment
Schedule 11.4    Kellstrom Violations/Consents
Schedule 11.6    Liens on Actual Unpaid Receivables

Attachment I     Form of Actual Cash Purchase Price Certificate